EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-8 of our report dated March 25, 2005 relating to the financial statements of Incode Technologies Corporation and subsidiaries for the year ended December 31, 2004.

                                /s/Rosenberg Rich Baker Berman & Co.
                                -------------------------------------
                                Rosenberg Rich Baker Berman & Co.
                                Certified Public Accountants

Bridgewater, New Jersey
April 4, 2005